EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2024 and Upsize of Joint Venture (Amended)

Explanatory Note:

PennantPark Investment Corporation (the “Company”) is updating the press release issued by the Company on November 25, 2024 to correct certain information contained therein. The updated release reads:

MIAMI, Nov. 25, 2024 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NYSE: PNNT) (the "Company") announced today financial results for the fourth quarter and fiscal year ended September 30, 2024.

HIGHLIGHTS
Year ended September 30, 2024
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)		$1,328.1
Net assets		$493.9
Adjusted net asset value per share (2)		$7.56
Quarterly increase in adjusted net asset value per share (2)		0.5%
GAAP net asset value per share		$7.56
Quarterly increase in GAAP net asset value per share		0.5%

Credit Facility		$460.4
2026 Notes		$148.6
2026-2 Notes		$163.1
Regulatory Debt to Equity		1.58x
Weighted average yield on debt investments at quarter-end		12.3%

	Quarter Ended	Year Ended
	September 30, 2024	September 30, 2024
Operating Results:
Net investment income	$14.4	$60.1
Net investment income per share	$0.22	$0.92
Core net investment income per share (3)	$0.22	$0.89
Distributions declared per share	$0.24	$0.88

Portfolio Activity:
Purchases of investments	$291.6	$1,043.6
Sales and repayments of investments	$235.2	$824.6

PSLF Portfolio data:
PSLF investment portfolio	$1,031.2	$1,031.2
Purchases of investments	$145.9	$396.1
Sales and repayments of investments	$39.1	$172.9

  Includes investments in PennantPark Senior Loan Fund, LLC ("PSLF"), an unconsolidated joint venture, totaling $183.8 million, at fair value.
  This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance excluding the impact of unrealized gain on our multi-currency, senior secured revolving credit facility with Truist Bank, as amended, the “Credit Facility." The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
  Core net investment income ("Core NII") is a non-GAAP financial measure. The Company believes that Core NII provides useful information to investors and management because it reflects the Company's financial performance excluding one-time or non-recurring investment income and expenses. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. For the year ended September 30, 2024, Core NII excluded: i) $2.5 million of PSLF special dividend income, and ii) $0.4 million of incentive fee expense offset.

CONFERENCE CALL AT 12:00 P.M. EST ON NOVEMBER 26, 2024

PennantPark Investment Corporation (“we,” “our,” “us” or the “Company”) will also host a conference call at 12:00 p.m. (Eastern Time) on Tuesday, November 26, 2024 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (888) 394-8218 approximately 5-10 minutes prior to the call. International callers should dial (646) 828-8193. All callers should reference conference ID #3424889 or PennantPark Investment Corporation. An archived replay will also be available on a webcast link located on the Quarterly Earnings page in the Investor section of PennantPark’s website.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased to announce another quarter of solid performance from both an NAV and Net Investment Income perspective,” said Arthur Penn, Chairman and CEO. “Our earnings stream continues to be robust due to strong credit performance and the excellent returns generated by our PSLF joint venture."

As of September 30, 2024, our portfolio totaled $1,328.1 million and consisted of $667.9 million or 50% of first lien secured debt, $99.6 million or 7% of U.S. Government Securities, $67.2 million or 5% of second lien secured debt, $181.7 million or 14% of subordinated debt (including $115.9 million or 9% in PSLF) and $311.7 million or 23% of preferred and common equity (including $67.9 million or 5% in PSLF). Our interest bearing debt portfolio consisted of 94% variable-rate investments and 6% fixed-rate investments. As of September 30, 2024, we had two portfolio companies on non-accrual, representing 4.1% and 2.3% percent of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $11.2 million as of September 30, 2024. Our overall portfolio consisted of 152 companies with an average investment size of $8.1 million (excluding U.S. Government Securities), had a weighted average yield on interest bearing debt investments of 12.3%.

As of September 30, 2023, our portfolio totaled $1,101.7 million and consisted of $527.7 million or 48% of first lien secured debt, $99.8 million or 9% of US Government Securities, $80.4 million or 7% of second lien secured debt, $156.2 million or 14% of subordinated debt (including $102.3 million or 9% in PSLF) and $237.6 million or 22% of preferred and common equity (including $62.1 million or 6% in PSLF). Our interest bearing debt portfolio consisted of 95% variable-rate investments and 5% fixed-rate investments. As of September 30, 2023, we had one portfolio company on non-accrual, representing 1.2% and zero percent of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $16.3 million as of September 30, 2023. Our overall portfolio consisted of 129 companies with an average investment size of $7.8 million (excluding U.S. Government Securities), had a weighted average yield on interest bearing debt investments of 13.0%.

For the three months ended September 30, 2024, we invested $191.9 million in 12 new and 44 existing portfolio companies at a weighted average yield on debt investments of 11.4% (excluding U.S. Government Securities). For the three months ended September 30, 2024, sales and repayments of investments totaled $175.3 million (excluding U.S. Government Securities), including $117.0 million of sales to PSLF. For the year ended September 30, 2024, we invested $774.6 million of investments in 41 new and 81 existing portfolio companies with a weighted average yield on debt investments of 11.7% (excluding U.S. Government Securities). Sales and repayments of investments for the same period totaled $555.4 million (excluding U.S. Government Securities), including $308.7 million of sales to PSLF.

For the three months ended September 30, 2023, we invested $61.1 million in two new and 31 existing portfolio companies at a weighted average yield on debt investments of 12.3% (excluding U.S. Government Securities). For the three months ended September 30, 2023, sales and repayments of investments totaled $138.2 million (excluding U.S. Government Securities), including $47.6 million of sales to PSLF. For the year ended September 30, 2023, we invested $275.4 million in 17 new and 69 existing portfolio companies at a weighted average yield on debt investments of 12.0% (excluding U.S. Government Securities). For the year ended September 30, 2023, sales and repayment totaled $418.6 million (excluding U.S. Government Securities), including $127.8 million of sales to PSLF.

PennantPark Senior Loan Fund, LLC

PNNT has agreed to invest an additional $52.5 million and its joint venture partner has agreed to invest an additional $75.0 million of capital in PSLF. In addition, PSLF increased its senior secured credit facility provided by BNP Paribas from $325 million to $400 million, thereby allowing the JV to scale its investment portfolio to over $1.5 billion, representing a nearly $500 million increase in the JV’s investment capacity.

As of September 30, 2024, PSLF’s portfolio totaled $1,031.2 million, consisted of 102 companies with an average investment size of $10.1 million and had a weighted average yield interest bearing debt investments of 11.3%.

As of September 30, 2023, PSLF’s portfolio totaled $804.2 million, consisted of 90 companies with an average investment size of $8.9 million and had a weighted average yield on debt investments of 12.1%.

For the three months ended September 30, 2024, PSLF invested $145.9 million (including $117.0 million purchased from the Company) in three new and seven existing portfolio companies at a weighted average yield on debt investments of 11.5%. PSLF’s sales and repayments of investments for the same period totaled $39.1 million. For the year ended September 30, 2024, PSLF invested $396.1 million (of which $308.8 million was purchased from the Company) in 20 new and 24 existing portfolio companies with a weighted average yield on debt investments of 11.8%. PSLF's sales and repayments of investments for the same period totaled $172.9 million.

For the three months ended September 30, 2023, PSLF invested $56.9 million (including $47.6 million purchased from the Company) in five new and 18 existing portfolio companies at a weighted average yield on debt investments of 11.8%. PSLF’s sales and repayments of investments for the same period totaled $52.6 million. For the year ended September 30, 2023, PSLF invested $176.2 million (including $127.8 million purchased from the Company) in 21 new and 23 existing portfolio companies at a weighted average yield on debt investments of 11.8%. PSLF's sales and repayments of investments for the same period totaled $106.6 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended and years ended September 30, 2024 and 2023.

Investment Income

For the three months and year ended September 30, 2024, investment income was $36.5 million and $143.8 million, respectively, which was attributable to $27.2 million and $104.8 million from first lien secured debt, $2.2 million and $9.8 million from second lien secured debt, $1.1 million and $3.0 million from subordinated debt and $6.0 million and $26.2 million from other investments, respectively. For the three months and year ended September 30, 2023, investment income was $34.0 million and $145.4 million, respectively, which was attributable to $24.5 million and $97.2 million from first lien secured debt, $2.9 million and $13.8 million from second lien secured debt, $1.3 million and $4.7 million from subordinated debt and $5.4 million and $29.7 million from preferred and common equity, respectively. The decrease in investment income for the year compared to the same period in the prior year was primarily due to a decrease in dividend income.

Expenses

For the three months and year ended September 30, 2024, expenses totaled $22.0 million and $83.7 million, respectively, and were comprised of $12.3 million and $45.2 million of debt related interest and expenses, $4.3 million and $16.7 million of base management fees, $3.1 million and $12.7 million of incentive fees, $1.8 million and $6.6 million of general and administrative expenses and $0.7 million and $2.6 million of provision for excise taxes. For the three months and year ended September 30, 2023, expenses totaled $18.4 million and $79.8 million, respectively, and were comprised of $9.0 million and $39.4 million of debt related interest and expenses, $3.9 million and $16.5 million of base management fees, $3.3 million and $13.9 million of incentive fees, $1.6 million and $5.7 million of general and administrative expenses and $0.7 million and $4.3 million of provision for excise taxes. The increase in expenses over the prior year was primarily due to an increase in debt related interest and expenses.

Net Investment Income

For the three months and year ended September 30, 2024, net investment income totaled $14.4 million and $60.1 million, or $0.22 per share and $0.92 per share, respectively. For the three months and year ended September 30, 2023, net investment income totaled $15.6 million and $65.5 million, or $0.24 per share and $1.00 per share, respectively. The decrease in net investment income per share compared to the prior year was primarily due to an increase in debt-related interest expenses and decrease in dividend income.

Net Realized Gains or Losses

For the three months and year ended September 30, 2024, net realized gains (losses) totaled $2.5 million and $(33.6) million, respectively. For the three months and year ended September 30, 2023, net realized gains (losses) totaled $(5.2) million and $(156.8) million, respectively. The change in realized gains/losses was primarily due to changes in market conditions of our investments and the values at which they were realized and the fluctuations in the market and in the economy.

Unrealized Appreciation or Depreciation on Investments and Debt

For the three months ended and year ended September 30, 2024, net change in unrealized appreciation (depreciation) on investments was $4.3 million and $26.8 million, respectively. For the three months ended and year ended September 30, 2023, net change in unrealized appreciation (depreciation) on investments was $2.5 million and $61.2 million, respectively. As of September 30, 2024 and September 30, 2023, our net unrealized appreciation (depreciation) on investments totaled $11.2 million and $(16.3) million, respectively. The net change in unrealized appreciation/depreciation on our investments for the year ended September 30, 2024 compared to the prior year was primarily due to changes in the capital market conditions of our investments and the values at which they were realized and the fluctuation in the market and in the economy.

For the three months and year ended September 30, 2024, our Credit Facility had a net change in unrealized appreciation (depreciation) of $(2.8) million and $(4.4) million, respectively. For the three months and year ended September 30, 2023, our Credit Facility had a net change in unrealized appreciation (depreciation) of $(1.3) million and $(3.8) million, respectively. As of September 30, 2024 and September 30, 2023, the net unrealized appreciation (depreciation) on the Credit Facility totaled $1.1 million and $5.5 million, respectively. The net change in unrealized depreciation for the year ended September 30, 2024 compared to the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

For the three months and year ended September 30, 2024, net increase (decrease) in net assets resulting from operations totaled $18.4 million and $48.9 million, or $0.28 per share and $0.75 per share, respectively. For the three months and year ended September 30, 2023, net increase (decrease) in net assets resulting from operations totaled $12.3 million and $(33.8) million, or $0.19 per share and $(0.52) per share, respectively. The increase in net assets from operations for the year ended September 30, 2024 compared to the prior year was primarily due to larger depreciation of the portfolio in the prior year primarily driven by changes in market conditions.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of interest expense, fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of September 30, 2024 and 2023, we had $461.5 million and $212.4 million, respectively, in outstanding borrowings under the Truist Credit Facility. The Truist Credit Facility had a weighted average interest rate of 7.2% and 7.7%, respectively, exclusive of the fee on undrawn commitments. As of September 30, 2024 and 2023, we had $13.5 million and $262.6 million of unused borrowing capacity under the Truist Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of September 30, 2024 and 2023, we had cash and cash equivalents of $49.9 million and $38.8 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to allow us to effectively operate our business.

For the year ended September 30, 2024, our operating activities used cash of $(172.4) million and our financing activities provided cash of $183.4 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from borrowings under our Truist Credit Facility.

For the year ended September 30, 2023, our operating activities provided cash of $222.9 million and our financing activities used cash of $239.2 million for the same period. Our operating activities provided cash primarily from our investment activities and our financing activities used cash primarily from the proceeds of our 2026-2 Notes and net repayments under our Truist Credit Facility.

DISTRIBUTIONS

During the three months and year ended September 30, 2024, we declared distributions of $0.24 and $0.88 per share, for total distributions of $15.7 million and $57.4 million, respectively. During the three months and year ended September 30, 2023, we declared distributions of $0.21 and $0.76 per share, for total distributions of $13.7 million and $49.6 million, respectively. We monitor available net income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its annual report on Form 10-K filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (In thousands, except share data)

	September 30, 2024	September 30, 2023

Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost—$916,168 and $816,754, respectively)	$910,323	$830,808
Non-controlled, affiliated investments (amortized cost—$56,734 and $55,787, respectively)	33,423	54,771
Controlled, affiliated investments (amortized cost—$343,970 and $245,386, respectively)	384,304	216,068
Total investments (amortized cost—$1,316,872 and $1,117,927, respectively)	1,328,050	1,101,647
Cash and cash equivalents (cost—$49,833 and $38,784, respectively)	49,861	38,775
Interest receivable	5,261	6,820
Distribution receivable	5,417	5,079
Due from affiliates	228	—
Prepaid expenses and other assets	269	4,656
Total assets	1,389,086	1,156,977
Liabilities
Truist Credit Facility payable, at fair value (cost—$461,456 and $212,420, respectively)	460,361	206,940
2026 Notes payable, net (par— $150,000)	148,571	147,669
2026 Notes-2 payable, net (par— $165,000)	163,080	162,226
Payable for investment purchased	100,096	99,949
Interest payable on debt	6,406	6,231
Distributions payable	5,224	13,697
Base management fee payable	4,297	3,915
Incentive fee payable	3,057	3,310
Accounts payable and accrued expenses	4,053	6,754
Due to affiliates	33	4,099
Total liabilities	895,178	654,790

Net assets
Common stock, 65,296,094 and 65,224,500 shares issued and outstanding, respectively Par value $0.001 per share and 200,000,000 shares authorized	65	65
Paid-in capital in excess of par value	743,968	746,466
Accumulated deficit	(250,125)	(244,344)
Total net assets	$493,908	$502,187
Total liabilities and net assets	$1,389,086	$1,156,977
Net asset value per share	$7.56	$7.70

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data)

	Three Months Ended Sept 30,		Year Ended Ended Sept 30,
	2024	2023	2024	2023
Investment income:
From non-controlled, non-affiliated investments:
Interest	$19,174	$21,240	$80,527	$93,420
Payment-in-kind	3,047	1,221	5,140	1,236
Dividend income	577	1,028	2,869	13,945
Other income	913	888	3,508	2,316
From non-controlled, affiliated investments:
Interest	—	—	—	73
Payment-in-kind	—	308	347	625
From controlled, affiliated investments:
Interest	6,349	4,527	25,738	15,425
Payment-in-kind	1,600	446	4,084	2,596
Dividend income	4,840	4,386	21,605	15,730
Total investment income	36,500	34,044	143,818	145,366
Expenses:
Base management fee	4,297	3,915	16,654	16,549
Incentive fee	3,057	3,310	12,741	13,901
Interest and expenses on debt	12,281	8,953	45,188	39,408
Administrative services expenses	500	469	1,689	1,843
General and administrative expenses	1,250	1,129	4,874	3,837
Expenses before provision for taxes	21,385	17,776	81,146	75,538
Provision for taxes on net investment income	700	663	2,602	4,295
Net expenses	22,085	18,439	83,748	79,833
Net investment income	14,415	15,605	60,070	65,533
Realized and unrealized gain (loss) on investments and debt:
Net realized gain (loss) on investments and debt:
Non-controlled, non-affiliated investments	1,610	(2,676)	1,166	(18,418)
Non-controlled and controlled, affiliated investments	475	—	(34,999)	(133,098)
Debt extinguishment	—	—	—	(289)
Provision for taxes on realized gain on investments	363	(2,535)	186	(4,952)
Net realized gain (loss) on investments and debt	2,448	(5,211)	(33,647)	(156,757)
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	(5,483)	(1,928)	(20,895)	(35,440)
Non-controlled and controlled, affiliated investments	9,796	4,400	48,388	95,034
Provision for taxes on unrealized appreciation (depreciation) on investments	—	680	(680)	1,576
Debt appreciation (depreciation)	(2,807)	(1,279)	(4,385)	(3,753)
Net change in unrealized appreciation (depreciation) on investments and debt	1,506	1,873	22,428	57,417
Net realized and unrealized gain (loss) from investments and debt	3,954	(3,338)	(11,219)	(99,340)
Net increase (decrease) in net assets resulting from operations	18,369	12,267	48,851	(33,807)
Net increase (decrease) in net assets resulting from operations per common share	$0.28	$0.19	$0.75	$(0.52)
Net investment income per common share	$0.22	$0.24	$0.92	$1.00

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which primarily invests in U.S. middle-market private companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, managing $8.3 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, Los Angeles and Amsterdam.

FORWARD-LOOKING STATEMENTS AND OTHER

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Investment Corporation files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. PennantPark Investment Corporation undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

The information contained herein is based on current tax laws, which may change in the future. The Company cannot be held responsible for any direct or incidental loss resulting from applying any of the information provided in this publication or from any other source mentioned. The information provided in this material does not constitute any specific legal, tax or accounting advice. Please consult with qualified professionals for this type of advice.

Contact:	Richard T. Allorto, Jr.
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com